Exhibit 10.27

Spousal Consent Letter

To: the Board of Directors of Lufax Holding Ltd. (hereinafter referred to as the “Proposed Listed Company”)

CC:

Shenzhen Lukong Enterprise Management Co., Ltd. (hereinafter referred to as “Shenzhen Lukong”)

I, [name of spouse], Chinese ID Card No.: [***], am the lawful spouse of [name of indirect individual shareholder].

I acknowledge that: (i) [name of indirect individual shareholder] indirectly holds [percentage]% equity interest in Shenzhen Lukong through [name of an entity] (hereinafter referred to as “[Entity 1]”) [and [name of an entity] (hereinafter referred to as “[Entity 2]”)]; and (ii) On November 21, 2018, [name of indirect individual shareholder] signed the Voting Proxy Agreement, the Exclusive Equity Interest Option Agreement, the Exclusive Asset Option Agreement, and the Share Pledge Agreement (together with any written amendment, supplement or confirmation thereto made thereafter by the parties thereto (if any), collectively, “Relevant Shenzhen Lukong VIE Agreements”) with Lukong (Shenzhen) Technology Service Co., Ltd. and other direct and indirect shareholders of Shenzhen Lukong.

I hereby confirm and irrevocably undertake that:

1.

Any equity interest indirectly held by [name of indirect individual shareholder] through [Entity 1] [and [Entity 2]] in Shenzhen Lukong and all interests attached thereto (hereinafter referred to as “Relevant Equity Interest”) is the personal property of [name of indirect individual shareholder], but not marital property; I have no rights or interests in the aforesaid Relevant Equity Interest, nor will I claim or file a lawsuit for the aforesaid Relevant Equity Interest;

2.

The aforesaid Relevant Equity Interest shall be disposed of in accordance with Relevant Shenzhen Lukong VIE Agreements signed by [name of indirect individual shareholder]. I confirm that I will fully support the performance of Relevant Shenzhen Lukong VIE Agreements at any time;

3.	I undertake that I have not actually participated and will have no intention to participate in the operation management of Shenzhen Lukong and other matters of Shenzhen Lukong subject to voting;

4.

I further undertake and warrant that I shall not in any case take or commit any action, measure, or act or omission that may be contrary to the purpose or intention of the Relevant Shenzhen Lukong VIE Agreements, whether directly or indirectly, actively or passively.

This letter of undertaking comes into force upon execution by me and shall remain valid.

It is hereby undertaken as above.

(The remainder of this page intentionally left blank)

Signature Page to the Spousal Consent Letter

Signature: /s/ [name of spouse]

[name of spouse]

Date: [December 6 / November 21], 2018